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                                                                    EXHIBIT 1(a)

               SECURITY CAPITAL EMPLOYEE REIT FUND INCORPORATED
               ------------------------------------------------

                             ARTICLES OF AMENDMENT

                                                               December 16, 1997
                                                               11:00 a.m.
THIS IS TO CERTIFY THAT:

     FIRST:  The charter of Security Capital Employee REIT Fund Incorporated, a
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Maryland corporation (the "Corporation"), is hereby amended by deleting existing
Article Second in its entirety and substituting in lieu thereof the following new article:

          "SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

             Security Capital U.S. Real Estate Shares Incorporated

     SECOND:  The amendment to the charter of the Corporation as set forth above
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has been duly advised and approved by the Board of Directors of the Corporation pursuant to Section 2-605 (a)(4) of the Maryland General Corporation Law.

     THIRD:  The undersigned President acknowledges these Articles of Amendment
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to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this 4th day of December 1997.

ATTEST:                                           SECURITY CAPITAL EMPLOYEE REIT
                                                  FUND INCORPORATED



/s/ Jeffrey C. Nellessen                          By:/s/ Anthony R. Manno Jr.
------------------------                             ------------------------
Jeffrey C. Nellessen                                 Anthony R. Manno Jr.
Secretary                                            President

I.D. NO# D4596367
ACKN. NO. - 118C3118276
SECURITY CAPITAL U.S. REAL ESTATE
SHARES INCORPORATED

                               STATE OF MARYLAND
                               -----------------

I hereby certify that this is a true and complete copy of the 2 page document on file in this office. DATED: June 17, 1998

                  STATE DEPARTMENT OF ASSESSMENT AND TAXATION

     12/16/97 AT 11:19 A.M.

BY: /s/ Darla D. Simms , Custodian
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This stamp replaces our previous certification system.  Effective: 6/95